                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Burlington Northern Santa Fe Corporation, which is incorporated by reference in Burlington Northern Santa Fe Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 8, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Fort Worth, Texas
May 3, 1999